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                                                                  EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
A & A Tool Rentals & Sales, Inc.:

  We consent to the use of our report dated November 20, 1997, with respect to the financial statements of A & A Tool Rentals & Sales, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Sacramento, California
September 21, 1998